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                                        29


                   Baxter International Inc. and Subsidiaries

      Exhibit 11.2 - Computation of Fully Diluted Earnings per Common Share

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
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                                                          Three Months Ended    Nine Months Ended
                                                                September 30,       September 30,
(unaudited - in millions, except per share data)             1997      1996      1997      1996
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
EARNINGS
   Income from continuing operations applicable to
      common stock                                           $159      $137      $118      $417
   Income from discontinued operations                          0        40         0        94
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   Net income available for common stock                     $159      $177      $118      $511
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SHARES
   Weighted average number of common shares
      outstanding                                             280       273       277       272
   Additional shares assuming exercise of stock
      options, performance share awards and stock
      purchase plan subscriptions                               5         5         5         5
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   Average common shares and equivalents
      outstanding                                             285       278       282       277
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FULLY DILUTED EARNINGS PER COMMON SHARE
   Income from continuing operations                        $0.56     $0.50     $0.42     $1.50
   Income from discontinued operations                       0.00      0.14      0.00      0.34
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   Net income                                               $0.56     $0.64     $0.42     $1.84
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